Exhibit 99.4

PEOPLES REPUBLIC OF CHINA

MINING CERTIFICATE

(copy)

Certificate No: C2300002009061120024549

Mining Right Holder: Heilongjiang Xing An Hong Yuan Mining Co., Ltd

Address: Mohe County, DaXingAnLing District, Heilongjiang Province

Mine Name: Heilongjiang Xing An Hong Yuan Mining Co., Ltd

Organization Type: Limited Liability Company

Mine Type: Coal

Mining Method: Underground

Production Volume: 600,000 tonnes / Annual

Mining Area: 3.2789 Square Kilometers

Effective Period: From April 29, 2010 to April 29, 2020

Mining Side Coordinates: (1954 Beijing Coordinates System)

Underground Mine Well-block One, 5#, 6-3#

Point #	X Coordinates	Y Coordinates
1	5878570.00	41427535.00
2	5878718.00	41428020.00
3	5878030.00	41428235.00
4	5878030.00	41428480.00
5	5877575.00	41428490.00
6	5877575.00	41428360.00
7	5877375.00	41428400.00
8	5877435.00	41427820.00

Elevation: From 590 meters to 400 meters

Underground Mine Well-block One, 3#, 4#

Point #	X Coordinates	Y Coordinates
1	5878474.00	41427231.00
2	5878718.00	41428020.00
3	5878030.00	41428235.00
4	5878030.00	41428480.00
5	5877575.00	41428490.00
6	5877575.00	41428360.00
7	5877375.00	41428400.00
8	5877462.00	41427501.00

Elevation: From 590 meters to 400 meters

Underground Mine Well-block Two, 5#, 6-3#

Point #	X Coordinates	Y Coordinates
1	5879065.00	41427405.00
2	5879200.00	41427870.00
3	5878718.00	41428020.00
4	5878570.00	41427535.00
Elevation: From 590 meters to 385 meters

Underground Mine Well-block Two, 3#, 4#

Point #	X Coordinates	Y Coordinates
1	5878964.00	41427100.00
2	5879200.00	41427870.00
3	5878718.00	41428020.00
4	5878474.00	41427231.00
Elevation: From 590 meters to 385 meters

Open Mine Well-block Three, 5#, 6-3#

Point #	X Coordinates	Y Coordinates
1	5877435.00	41427820.00
2	5877375.00	41428400.00
3	5877016.00	41428525.00
4	5877008.00	41429047.00
5	5876545.00	41429040.00
6	5876572.00	41429302.00
7	5876035.00	41429210.00
8	5876035.00	41428165.00
Elevation: From 590 meters to 490 meters

Open Mine Well-block Three, 3#, 4#

Point #	X Coordinates	Y Coordinates
1	5877462.00	41427501.00
2	5877375.00	41428400.00
3	5876170.00	41428710.00
4	5875970.00	41427900.00
Elevation: From 590 meters to 490 meters

Mining Depth: From 590 meters to 385 meters elevation, total 36 inflection point for delineation